Exhibit 10.21

GUARANTY OF LEASE

In consideration of, and as an inducement for the granting, execution and delivery of the foregoing Second Amended and Restated Lease Agreement, dated as of October 26, 2007 (as the same may be amended, modified, assigned, extended, supplemented, renewed, replaced and/or restated from time to time, collectively, the “Lease”), by 750 Park Place Realty Co., LLC (“Landlord”) to B.J.K. Inc., d/b/a Chem Rx (“Tenant”), and in further consideration of the sum of One ($1.00) Dollar and other good and valuable consideration paid by Landlord to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned Chem Rx Corporation, a Delaware corporation having an address at 750 Park Place, Long Beach, New York 11561 (the “Guarantor”), hereby guaranties to Landlord, its successors and assigns, the (a) full and prompt payment of all (i) Rent (as defined in the Lease), (ii) use and occupancy charges to which Landlord may be entitled by law or otherwise after the termination of the Lease and during the continued occupancy by Tenant, its successors and assigns, (iii) costs incurred by Landlord in seeking a termination of the Lease (including, without limitation, through a final judgment by a court of competent jurisdiction) and all costs incurred by Landlord in recovering vacant possession of the Premises (as defined in the Lease) after Default (as defined in the Lease) by Tenant and/or by the enforcement of this Guaranty, including without limitation, reasonable attorneys’ fees and disbursements and (iv) damages, costs, expenses, claims or liabilities that may arise as a result of Tenant’s failure to pay for all costs of Tenant’s work or alterations, improvements or modifications to the Premises by or for Tenant (other than such costs which the Lease expressly provides will be paid for by Landlord, if any) or that may arise as a result of Tenant’s failure to pay for any labor, materials or other costs for improvements performed by or for Tenant with respect to the Premises which costs if not paid for could give rise to a lien against the Premises, except to the extent that the payment of such costs was required to be made by Landlord pursuant to the terms of the Lease, and (b) full and timely performance and observance of all the covenants, terms, conditions and agreements in the Lease provided to be performed and observed by Tenant, its successors and assigns (hereinafter such payment and performance obligations are collectively referred to as the “Obligations”); and the Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if Default shall at any time be made by Tenant, its successors or assigns, in the performance and observance of any the Obligations, including, without limitation, the obligation to pay Rent, the Guarantor shall and will forthwith pay such Rent to Landlord, its successors and assigns, and any arrears thereof, and shall and will forthwith faithfully perform and fulfill all of the other Obligations, and will forthwith pay to Landlord all damages that may arise in consequence of any Default by Tenant, its successors or assigns, under the Lease, including, without limitation, all reasonable attorney’s fees and disbursements incurred by Landlord or caused by any such Default and/or by the enforcement of this Guaranty (hereinafter referred to as “this Guaranty”). Terms printed with initial capital letters in this Guaranty and not otherwise defined shall have the respective meanings assigned to them in the Lease.

This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against the Guarantor, its successors and assigns, without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, its successors or assigns, and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in nowise be terminated, affected, diminished or impaired by reason of (i) the assertion of, or the failure to assert by Landlord against Tenant, or against Tenant’s successors or assigns, any of the rights or remedies reserved to Landlord pursuant to the provisions of the  Lease or (ii) the assertion of, or the failure to assert by Landlord against the Guarantor or against its successors or assigns, any of the rights or remedies reserved to Landlord pursuant to the provisions of this Guaranty or the Lease, or by relief of Tenant or any other guarantor from any of their respective obligations under or in connection with the Lease. Without in any way limiting the foregoing, the Guarantor shall and does hereby waive any other act or omission of Landlord which changes the scope of the Guarantor’s risk or any other event that otherwise might constitute a legal or equitable counterclaim, defense or discharge of a surety or guarantor.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease by Landlord and Tenant, or by reason of any extension of time that may be granted by Landlord to Tenant, its successors or assigns, or by reason of any dealings or transactions or matter or thing occurring between Landlord and Tenant, its successors or assigns, or by reason of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or any other guarantor, or their successors or assigns, whether or not notice thereof or of any thereof is given to the Guarantor.

The Guarantor hereby represents and warrants to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity under any state or federal law. In the event that the Guarantor hereunder is a corporation, the person executing this Guaranty on behalf of the Guarantor hereby represents and warrants that: the Guarantor is a duly constituted corporation authorized to do business in the State of New York; all franchise and corporate taxes of the Guarantor have been paid to date; such person is duly authorized to execute and deliver this Guaranty on behalf of said corporation; the Federal Taxpayer Identification Number of said corporation is as herein set forth below its signature; and any and all financial statements relating to said corporation or Tenant heretofore furnished to Landlord are true and correct in all material respects and do not fail to state or omit any fact that would be necessary in order not to make the same misleading.

In the event that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, the Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if the Guarantor were expressly named in the Lease as a joint tenant with joint and several liability.

Unless and until all of the Obligations are fully performed and observed, the Guarantor: (a) shall not be subrogated to any rights of Landlord; (b) waives all rights of subrogation, indemnity, contribution, exoneration, reimbursement or any other claim which the Guarantor now has or hereafter shall have against Tenant  or any other person liable in any way with respect to the Obligations; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by the Guarantor to the Obligations. In addition, the Guarantor agrees that, until all of the Obligations are fully performed and observed, no Guarantor (a) shall accept payment from any other Guarantor or person by way of contribution on account of any payment or act of performance by such Guarantor, and (b) will take any action to exercise or enforce any such rights to such contribution.

All of Landlord’s rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

The Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that the Guarantor may be joined in any action against Tenant or against any one or more other guarantors in connection with the Lease and that recovery may be had against the Guarantor without Landlord, its successors or assigns, first pursuing or exhausting any remedy or claim against Tenant, its successors or assigns or against any one or more other guarantors on the Lease. The Guarantor hereby also expressly agrees that, in any jurisdiction, it will conclusively be bound by the judgment in any such action by Landlord against Tenant (wherever brought) as if the Guarantor were a party to such action even though the Guarantor is not joined as a party in such action.

As a further inducement to Landlord to make and enter into the Lease and in consideration thereof, Landlord and the Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury.

The Guarantor hereby consents and agrees that the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between Landlord and the Guarantor; provided that the foregoing consent shall not deprive Landlord of the right in its discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue. In any dispute with Landlord, the Guarantor will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

Any notice, demand or request by either party to the other shall be in writing, and shall be deemed to have been duly given if given by any of the means permitted for notices under Section 27 of the Lease, addressed to the other party as follows: in the case of the Guarantor, at its address set forth above or to such other address as the Guarantor shall have given notice of to Landlord, and in the case of Landlord, at Landlord’s address for notices under Section 27 of the Lease.

In case any term, condition or other provision contained in this Guaranty shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other term, condition or provision contained in this Guaranty.

This Guaranty shall inure to the benefit of Landlord and Landlord’s successors and assigns, and shall be binding upon and enforceable against the Guarantor and the Guarantor’s successors, assigns, heirs (and, if the Guarantor is a natural person, his/her heirs and legal representatives).

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The Guarantor has unconditionally delivered this Guaranty to Landlord, and the failure to sign any other guarantee by any other person intended to be a guarantor of the Tenant’s obligations under the Lease or any portion thereof shall not discharge the liability of the Guarantor.

Dated: October 26, 2007		Chem Rx Corporation

		By:	/s/ Jerry Silva
Name: Jerry Silva
Title: Chief Executive Officer
Federal Taxpayer I.D. No.: 20-2938469

STATE OF NEW YORK	)
:ss.:
COUNTY OF NEW YORK	)

On the 26th day of October, 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Jerry Silva, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Michael Grandis
Notary Public

Michael Grandis
Notary Public, State of New York
No. 02-GR6067526
Qualified in New York County
Commission Expires 12/05/2009